UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 5, 2005

AMERICAN SHARED HOSPITAL SERVICES

(Exact name of registrant as specified in its chapter)

California (State or other jurisdiction of incorporation)	0-8789 (Commission File Number)	94-2918118 (IRS Employer Identification No.)

Four Embarcadero Center, Suite 3700, San Francisco, CA 94111
(Address of principal executive offices) (Zip Code)

415-788-5300
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 27, 2005 American Shared Hospital Services (the “Company”) amended its existing line of credit with Bank of America (the “Bank”), increasing it to $6,000,000. The line of credit is renewable annually and will be drawn on from time to time as needed for equipment purchases and working capital. Amounts drawn against the line of credit are at an interest rate per year equal to the Bank’s Prime Rate minus 1 percentage point, and will be secured by the Company’s cash invested with the Bank. There are currently no amounts borrowed against the line of credit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2005	American Shared Hospital Services
	By:	/s/ Ernest A. Bates, M.D.
Ernest A. Bates, M.D.
Chairman and CEO